Exhibit 24.1
POWER OF ATTORNEY
          Know all men by these presents, that each of the undersigned officers and/or directors of Flowers Foods, Inc., a Georgia corporation (the “Company”), hereby constitutes and appoints Stephen R. Avera the true and lawful attorney-in-fact of the undersigned, to sign in his or her capacity as an officer and/or director of the Company, the Company’s Registration Statement on Form S-8 for the registration of shares of the Common Stock, par value $.01 per share, of the Company to be offered in connection with the Flowers Foods, Inc. Equity and Performance Incentive Plan, as amended and restated as of February 11, 2005, and any and all amendments (including post-effective amendments) to such Registration Statement(s) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the regulations promulgated thereunder, or any state regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.
          This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.
          IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 9th day of February, 2006.

Signature	Title	Date

/s/ George E. Deese George E. Deese	President, Chief Executive Officer and Chairman of the Board	February 9, 2006

/s/ Jimmy M. Woodward Jimmy M. Woodward	Senior Vice President, Chief Financial Officer and Chief Accounting Officer	February 9, 2006

/s/ Amos R. McMullian Amos R. McMullian	Director	February 9, 2006

/s/ Joe E. Beverly	Director	February 9, 2006
Joe E. Beverly

/s/ Franklin L. Burke Franklin L. Burke	Director	February 9, 2006

/s/ Manuel A. Fernandez Manuel A. Fernandez	Director	February 9, 2006

/s/ Benjamin H. Griswold, IV Benjamin H. Griswold, IV	Director	February 9, 2006

/s/ Joseph L. Lanier, Jr. Joseph L. Lanier, Jr.	Director	February 9, 2006

Signature	Title	Date
/s/ J.V. Shields, Jr.	Director	February 9, 2006
J.V. Shields, Jr.

/s/ Melvin T. Stith	Director	February 9, 2006
Melvin T. Stith

/s/ Jackie M. Ward	Director	February 9, 2006
Jackie M. Ward

/s/ C. Martin Wood III	Director	February 9, 2006
C. Martin Wood III